UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2025, Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) entered into a Revolving Loan Agreement (the “Revolving Loan Agreement”) with certain lender identified on the signature page thereto (the “Lender”). Pursuant to and under the terms of the Revolving Loan Agreement, the Company issued to the Lender a revolving note dated February 28, 2025 in the principal amount of up to $2,000,000 (the “Revolving Note” and such amount, the “Maximum Outstanding Amount”), which the Company may draw upon at its discretion from time to time (the “Financing”). Terms used herein but not defined in this Current Report on Form 8-K shall have the same meaning assigned to them in the Revolving Loan Agreement. Proceeds from the Financing may be used for general corporate purposes, including but not limited to finance the expense of a Qualified Public Equity Offering (as defined below). WestPark Capital, Inc. (the “Financial Advisor”) served as financial advisor to the Company with regard to the Financing. The Financial Advisor received a fee of $20,000 following the signing of the Revolving Loan Agreement and will be entitled to receive a fee of four percent (4%) with regard to each draw down of the Revolving Note.

The Revolving Note bears interest at the rate of 18% per annum calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue interest daily commencing from the date of any draw down until paid in full.

On the first anniversary of the Closing Date, the entire Payment Amount (or, if an Event of Default shall have previously occurred, the Default Amount) shall become due and payable (the “Maturity Date”). All outstanding Revolving Loans: (i) shall be payable in full on the Maturity Date or may be paid or pre-paid, in whole or in part, to the Lender prior to the Maturity Date, and (ii) may thereafter be borrowed or reborrowed, subject to the terms of the Revolving Loan Agreement. All payments of principal of any Revolving Loan or Revolving Loans thereunder shall be accompanied by the payment in full of all accrued and unpaid interest thereon. No Revolving Loans may be requested or made hereunder on any date that is after the tenth (10th) business day preceding the Maturity Date.

The Revolving Loan Agreement contains customary events of default. If an event of default occurs, the Lender may accelerate the indebtedness under the Revolving Loan Agreement, and an amount equal to 120% of the outstanding principal amount and accrued and unpaid interest plus other amounts, costs, expenses and/or liquidated damages due under or in respect of the Loan Documents for the Financing, if any.

As a condition of closing, the Revolving Loan Agreement provides that not less than four of the current members of the Company’s Board of Directors resign and that three nominees designated by the Lender (“Lender Board Member Nominees”) be appointed to the Board of Directors by the remaining members of the Board of Directors. As a result, on February 28, 2025 (i) each of Milton Brown, Bette Jacobs, Chris Senanayake and Joshua Schafer resigned as directors of the Company, and (ii) the Company’s remaining Board of Directors appointed George Scorsis, Joseph Tung and Oleh Nabyt as directors of the Company.

The Revolving Loan Agreement also provides that from the date of the Revolving Loan Agreement until the earlier to occur of (i) the Maturity Date and (ii) the repayment in full of any Revolving Loans in the Payment Amount, the Company will use its reasonable best efforts to consummate an underwritten public offering of not more than $6,000,000 by the Company of its common stock and/or any convertible security or warrant, option or other right to subscribe for or purchase any additional shares of the Company’s common stock (“Qualified Public Equity Offering”) as soon as practicable, and the Lender shall cooperate with the Company in connection therewith.

The Revolving Loan Agreement and the Revolving Note contain negative covenants on the part of the Company and customary representations, warranties, conditions and indemnification obligations of the parties. Among other things, the Company shall not directly or indirectly, repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or common stock equivalents other than (i) as required under the Loan Documents, (ii) repurchases of common stock or common stock equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $25,000 for all officers and directors during the term of any Revolving Loan, (iii) repurchases of common stock or common stock equivalents, pursuant to existing repurchase agreements, provided that such repurchases shall not exceed an aggregate of $25,000 during the term of any Revolving Loan, or (iv) shares of common stock and common stock equivalents which do not vest or are otherwise forfeited, provided (in case of forfeiture) that such common stock and common stock equivalents are not acquired for cash;

The foregoing descriptions of the Revolving Note Agreement and the Revolving Note are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

As described in Item 1.01 above, the Company issued the Revolving Note.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors pursuant to the terms of the Financing:

On February 28, 2025 (i) each of Milton Brown, Bette Jacobs, Chris Senanayake and Joshua Shafer resigned as directors of the Company, and (ii) the Company’s Board of Directors appointed George Scorsis, Joseph Tung, and Oleh Nabyt as directors of the Company.

Mr. George Scorsis, age 48, has served as director of the Company since February 2025. Mr. Scorsis has over 25 years of experience leading companies in highly regulated industries to rapid growth, including alcohol, energy drinks, medical cannabis, psychedelics and cell based foods. Mr. Scorsis started his career in alcoholic beverages while attending York University in 2000, where he completed his Bachelor in Administrative Studies. From July 2011 to October 2015, Mr. Scorsis served as the President of Red Bull Canada. In such role, Mr. Scorsis was instrumental in restructuring the organization from a geographical and operational perspective, growing the business to $150 million in revenue. From October 2015 to July 2017, Mr. Scorsis worked as President at Mettrum Health Corp., a leading Canadian cannabis distributor. From July 2017 to February 2019, Mr. Scorsis served as the Chief Executive Officer and Director of Liberty Health Sciences, which was one of the first Canadian companies to expand into the U.S. and was fundamental in developing the platform which was most recently acquired for $372 MM. From January 2015 to April 2018, Mr. Scorsis has served as Chairman of the Board of Directors of SOL Global Investments Corp. (formerly known as Scythian Biosciences Corp.) Mr. Scorsis also currently serves as the Chairman of Entourage Health Corp. (since February 2019) and Chairman of AWAKN Life Sciences (since January 2017), both of which entities are publicly traded on the TSX Venture Exchange and NEO Exchange.

Mr. Joseph Tung, age 41, has served as director of the Company since February 2025. Mr. Tung is a securities and corporate lawyer with more than a decade of experience advising clients across industries such as mining, technology, cryptocurrency, cannabis and pharmaceuticals. Mr. Tung became a Partner of Oakridge Law LLP in January 2025. Prior to this, from November 2021 to October 2024, he practiced securities and corporate law at Garfinkle Biderman LLP, where he advised on stock exchange listings, securities offerings, corporate governance and business transactions, including reverse takeovers and qualifying transactions. Previously, he worked at CC Corporate Counsel PC from September 2020 to October 2021, where he handled continuous disclosure documents and stock exchange compliance, and from October 2019 to April 2020, he worked at Beber PC where he focused on secured lending and commercial real estate transactions. Mr. Tung holds dual Canadian and U.S. Juris Doctor degrees, which he obtained from the University of Windsor and University of Detroit Mercy, respectively, in 2017, a Bachelor of Mathematics from the University of Waterloo, which he obtained in 2006, and has completed two levels of the CFA (Chartered Financial Analyst) exam.

Mr. Oleh Nabyt, age 31, has served as director of the Company since February 2025. Mr. Nabyt comes with a strong track record of financial analysis and process improvement across multiple industries, with significant progression in roles and responsibilities. From June 2017 to September 2018, Mr. Nabyt served as Financial Analyst at Zoetis. At Zoetis he led data governance, developed KPI dashboards, enhanced operational visibility, and played a key role in streamlining financial processes during a critical growth phase. From September 2018 to April 2020, Mr. Nabyt served as a lead Financial Associate on the FP&A team at Hudson Group, a newly public company. He worked directly under the Chief Financial Officer and closely with Investor Relations. From May 2021 to present, Mr. Nabyt has served as Finance Manager at NCLH, where he oversees a $500M budget, continuing to take on increasingly complex financial management and leadership responsibilities. Mr. Nabyt received his Bachelor’s Degree from Rutgers University in 2016. His diverse experience positions him as a strategic finance professional, adept at driving both operational excellence and financial efficiency.

Each of George Scorsis, Joseph Tung and Oleh Nabyt will receive the standard compensation available to the Company’s current non-employee directors.

There are no family relationships between George Scorsis, Joseph Tung and Oleh Nabyt and any of the Company’s directors or executive officers. George Scorsis, Joseph Tung and Oleh Nabyt do not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described in Item 1.01 above, there were no arrangements or understandings by which George Scorsis, Joseph Tung or Oleh Nabyt were appointed as a member of the Board of Directors.

Following the appointment of the new directors, Dr. Anatoly Dritschilo will remain as Chairman of the Board of Directors, and Steven Richards, the Chair of the Audit Committee of the Board of Directors, will continue to serve in such capacity and will also continue his service as a member of each of the Nomination and Corporate Governance Committee and the Compensation Committee. A determination as to which of the new independent directors will serve on the Audit Committee, Nomination and Corporate Governance Committee, and Compensation Committee will be made in the coming days.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Revolving Loan Agreement, dated February 28, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Bowery Consulting Group Inc.
10.2	Revolving Note, dated February 28, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Bowery Consulting Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: February 28, 2025

	By:	/s/ Anatoly Dritschilo
	Name:	Anatoly Dritschilo
	Title:	Chief Executive Officer